Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2018

DALLAS — (BUSINESS WIRE) October  25, 2018 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2018. Hilltop produced income of $35.8 million, or $0.38 per diluted share, for the third quarter of 2018, compared to $30.2 million, or $0.31 per diluted share, for the third quarter of 2017.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.07 per common share, payable on November  30, 2018, to all common stockholders of record as of the close of business on November 15, 2018.  Additionally,  pursuant to the stock repurchase program authorized by the Hilltop Board of Directors, Hilltop has paid $38.8 million to repurchase 1,702,696 shares at an average price of $22.81 during the first nine months of 2018. These shares were returned to the pool of authorized but unissued shares of common stock. Aggregate repurchases of $61.2 million remain available under this program which expires in January 2019. Amounts repurchased are inclusive of repurchases to offset dilution related to grants of stock-based compensation.

On August 1, 2018, Hilltop completed its $85 million, all-cash acquisition of The Bank of River Oaks (“BORO”).  Based on preliminary purchase date valuations, the fair value of the assets acquired was $434.8 million (excluding goodwill), including $326.6 million in loans (net of a $17.3 million fair value adjustment), while the fair value of liabilities assumed was $389.4 million, consisting primarily of $376.4 million in deposits. The operations of BORO were included in Hilltop operating results beginning August 1, 2018. The estimated fair value of the core deposit intangible asset acquired as of August 1, 2018 was $10.0 million (approximately 3.1% of core deposits) and resulting preliminary goodwill was $39.6 million. In connection with the acquisition, BORO was merged into PlainsCapital  Bank, and all customer accounts were converted to the PlainsCapital Bank platform in October 2018. Transaction expenses related to the BORO acquisition were $6.6 million during the third quarter of 2018.

Jeremy Ford, Co-CEO of Hilltop, said, “Hilltop’s results this quarter reflect our focus on execution, as we closed and successfully integrated The Bank of River Oaks and delivered profitability in all of our operating segments. We continue to make progress with our strategic objectives to enhance our financial services platform through investments in technology solutions and to streamline our operations through the adoption of shared services. During 2018, Hilltop has deployed $85 million of capital through the acquisition of The Bank of River Oaks and returned $59 million of capital through dividends and share repurchases.”

Alan White, Co-CEO of Hilltop, added, “Serving our clients and expanding relationships across all of our businesses remains the primary focus. PlainsCapital Bank has continued to demonstrate strong credit quality and prudent loan growth. The mortgage business remains challenging given competitive pressures on both pricing and volume.  PrimeLending, through our purchase mortgage-focused strategy, remained profitable in the quarter and took steps to optimize its cost structure. HilltopSecurities delivered improved profitability from its Structured Finance and Clearing businesses. National Lloyds’ performance for the quarter was substantially improved versus 2017 from lower storm activity within our footprint.”

Third  Quarter 2018 Highlights for Hilltop:

•

Hilltop invested a total of $24.6 million in land and a mixed-use real estate project that is currently under construction, which is expected to serve as the headquarters for both Hilltop and PlainsCapital Bank starting in the fourth quarter of 2019;

•

Hilltop’s annualized return on average assets and return on average equity for the third quarter of 2018 were 1.07% and 7.41%, respectively, compared to 0.90% and 6.32%, respectively, for the third quarter of 2017;

•	Hilltop’s book value per common share increased to $20.51 at September 30, 2018, compared to $20.21 at June 30, 2018;
•	Hilltop’s total assets were $13.8 billion at September 30, 2018, compared to $13.7 billion at June 30, 2018;

•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by 7.3% to $6.1 billion and covered loans[2], net of allowance for loan losses, decreased by 10.2%  to $142.7 million at September 30, 2018 compared to June 30, 2018;

•

Non-covered non-performing loans decreased to $36.8 million, or 0.44% of total non-covered loans, at September 30, 2018, compared to $42.0 million, or 0.50% of total non-covered loans, at June 30, 2018;

•	Loans held for sale decreased by 21.9% from June 30, 2018 to $1.5 billion at September 30, 2018;
•	Total deposits were $8.3 billion at September 30, 2018, compared to $7.8 billion at June 30, 2018;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.40% and a Common Equity Tier 1 Capital Ratio of 16.95% at September 30, 2018;
•	Hilltop’s net interest margin[4] increased to 3.48% for the third quarter of 2018, compared to 3.46% in the second quarter of 2018;
•	The provision (recovery) for loan losses was ($0.4) million during the third quarter of 2018, compared to $0.3 million in the second quarter of 2018;
•	For the third quarter of 2018, noninterest income was $269.7 million, compared to $298.5 million in the third quarter of 2017, a 9.6% decrease;
•	For the third quarter of 2018, noninterest expense was $335.7 million, compared to $353.8 million in the third quarter of 2017, a 5.1% decrease; and
•	Hilltop’s effective tax rate decreased to 17.0% during the third quarter of 2018, compared to 37.2% during the third quarter of 2017, and included significant items related to the following:
o	Reduction of the corporate tax rate in 2018 from 35% to 21% pursuant to the enactment of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”); and
o	Reduction in the third quarter of 2018 due to tax planning strategies and a tax benefit recognized on the deductible portion of settlement of litigation.

1   “Non-covered loans” exclude broker-dealer margin loans.

2 “Covered loans” refer to loans acquired in the FNB Transaction that were subject to loss-share agreements with the FDIC as of September 30, 2018.

3   Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2018	2018	2018	2017	2017
Cash and due from banks	$405,682	$353,432	$470,127	$486,977	$354,569
Federal funds sold	468	403	400	405	400
Assets segregated for regulatory purposes	220,115	128,417	198,170	186,578	207,336
Securities purchased under agreements to resell	164,656	229,172	244,978	186,537	134,654
Securities:
Trading, at fair value	660,314	634,197	756,151	730,685	676,411
Available for sale, at fair value	874,496	811,218	806,583	744,319	744,559
Held to maturity, at amortized cost	348,163	353,192	356,452	355,849	368,031
Equity, at fair value	21,555	21,218	20,876	21,241	20,983
	1,904,528	1,819,825	1,940,062	1,852,094	1,809,984
Loans held for sale	1,524,980	1,953,562	1,409,634	1,715,357	1,939,321
Non-covered loans, net of unearned income	6,796,278	6,384,660	6,216,809	6,273,669	6,148,813
Allowance for non-covered loan losses	(58,861)	(59,996)	(60,371)	(60,957)	(58,779)
Non-covered loans, net	6,737,417	6,324,664	6,156,438	6,212,712	6,090,034

Covered loans, net of allowance for covered loan losses	142,737	158,996	167,781	179,400	188,269
Broker-dealer and clearing organization receivables	1,491,507	1,614,951	1,660,720	1,464,378	1,672,123
Premises and equipment, net	236,172	172,911	173,637	177,577	176,281
FDIC indemnification asset	22,831	23,525	25,458	29,340	33,143
Covered other real estate owned	29,856	34,895	35,777	36,744	40,343
Other assets	551,758	589,897	576,567	549,447	596,095
Goodwill	291,435	251,808	251,808	251,808	251,808
Other intangible assets, net	40,394	32,716	34,569	36,432	38,440
Total assets	$13,764,536	$13,689,174	$13,346,126	$13,365,786	$13,532,800

Deposits:
Non interest-bearing	$2,525,677	$2,468,332	$2,565,825	$2,411,849	$2,279,633
Interest-bearing	5,764,556	5,345,290	5,393,897	5,566,270	5,383,814
Total deposits	8,290,233	7,813,622	7,959,722	7,978,119	7,663,447
Broker-dealer and clearing organization payables	1,396,401	1,409,904	1,504,172	1,287,563	1,517,698
Short-term borrowings	1,216,649	1,610,735	1,064,325	1,206,424	1,477,201
Securities sold, not yet purchased, at fair value	179,582	251,581	255,551	232,821	173,509
Notes payable	220,192	227,736	202,700	208,809	300,196
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	430,309	392,171	367,188	470,231	424,381
Total liabilities	11,800,378	11,772,761	11,420,670	11,450,979	11,623,444

Common stock	946	946	960	960	959
Additional paid-in capital	1,504,467	1,502,105	1,526,867	1,526,369	1,525,169
Accumulated other comprehensive income (loss)	(14,722)	(11,846)	(9,698)	(394)	2,585
Retained earnings	448,923	419,683	404,260	384,545	376,873
Deferred compensation employee stock trust, net	860	857	857	848	840
Employee stock trust	(252)	(252)	(254)	(247)	(241)
Total Hilltop stockholders' equity	1,940,222	1,911,493	1,922,992	1,912,081	1,906,185
Noncontrolling interests	23,936	4,920	2,464	2,726	3,171
Total stockholders' equity	1,964,158	1,916,413	1,925,456	1,914,807	1,909,356
Total liabilities & stockholders' equity	$13,764,536	$13,689,174	$13,346,126	$13,365,786	$13,532,800

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2018	2018	2018	2017	2017
Interest income:
Loans, including fees	$113,535	$103,924	$99,944	$105,658	$102,546
Securities borrowed	16,346	17,486	16,300	11,994	11,404
Securities:
Taxable	11,994	12,516	10,953	10,824	10,214
Tax-exempt	1,717	1,697	1,772	1,717	1,471
Other	4,734	4,417	4,391	3,472	3,309
Total interest income	148,326	140,040	133,360	133,665	128,944

Interest expense:
Deposits	12,353	10,136	8,675	7,700	6,841
Securities loaned	13,984	15,075	13,739	9,581	8,935
Short-term borrowings	7,831	6,466	4,043	4,118	4,567
Notes payable	2,702	2,437	2,497	2,611	2,680
Junior subordinated debentures	955	918	822	787	774
Other	160	160	164	176	167
Total interest expense	37,985	35,192	29,940	24,973	23,964

Net interest income	110,341	104,848	103,420	108,692	104,980
Provision (recovery) for loan losses	(371)	340	(1,807)	5,453	1,260
Net interest income after provision (recovery) for loan losses	110,712	104,508	105,227	103,239	103,720

Noninterest income:
Net gains from sale of loans and other mortgage production income	116,243	132,478	105,767	122,132	138,498
Mortgage loan origination fees	27,004	29,318	20,626	23,156	25,256
Securities commissions and fees	36,968	38,320	38,717	40,868	38,735
Investment and securities advisory fees and commissions	23,487	21,965	18,354	36,561	25,620
Net insurance premiums earned	34,185	34,105	34,315	35,645	34,493
Other	31,810	23,248	17,364	32,094	35,875
Total noninterest income	269,697	279,434	235,143	290,456	298,477

Noninterest expense:
Employees' compensation and benefits	205,575	200,632	182,600	205,642	209,747
Occupancy and equipment, net	29,015	27,893	27,830	29,658	29,073
Professional services	27,984	26,020	24,704	24,220	25,560
Loss and loss adjustment expenses	18,712	24,409	15,532	8,583	31,234
Other	54,425	59,563	57,536	60,567	58,228
Total noninterest expense	335,711	338,517	308,202	328,670	353,842

Income before income taxes	44,698	45,425	32,168	65,025	48,355
Income tax expense	7,600	11,034	7,488	51,350	18,003
Net income	37,098	34,391	24,680	13,675	30,352
Less: Net income attributable to noncontrolling interest	1,293	1,311	239	247	146
Income attributable to Hilltop	$35,805	$33,080	$24,441	$13,428	$30,206

Earnings per common share:
Basic	$0.38	$0.35	$0.25	$0.14	$0.31
Diluted	$0.38	$0.35	$0.25	$0.14	$0.31

Cash dividends declared per common share	$0.07	$0.07	$0.07	$0.06	$0.06

Weighted average shares outstanding:
Basic	94,554	95,270	95,985	95,903	96,096
Diluted	94,610	95,358	96,146	96,080	96,306

	Three Months Ended September 30, 2018
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$94,921	$12,432	$363	$733	$(3,275)	$5,167	$110,341
Provision for loan losses	—	(371)	—	—	—	—	(371)
Noninterest income	11,365	82,834	144,400	36,724	523	(6,149)	269,697
Noninterest expense	67,714	85,713	140,006	33,807	8,656	(185)	335,711
Income (loss) before income taxes	$38,572	$9,924	$4,757	$3,650	$(11,408)	$(797)	$44,698

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2018	2018	2018	2017	2017

Hilltop Consolidated:
Return on average stockholders' equity (1)	7.41%	6.95%	5.19%	2.78%	6.32%
Return on average assets (1)	1.07%	1.03%	0.77%	0.41%	0.90%
Net interest margin (2) (3)	3.48%	3.46%	3.52%	3.57%	3.44%
Net interest margin (taxable equivalent) (3) (4):
As reported	3.49%	3.47%	3.53%	3.59%	3.46%
Impact of purchase accounting	28 bps	29 bps	36 bps	43 bps	37 bps
Book value per common share ($)	20.51	20.21	20.02	19.92	19.88
Shares outstanding, end of period (000's)	94,594	94,571	96,048	95,982	95,904
Dividend payout ratio (1) (5)	18.48%	20.16%	27.49%	42.86%	19.09%

Banking Segment:
Net interest margin (2)	4.13%	4.11%	4.15%	4.23%	4.03%
Net interest margin (taxable equivalent) (4):
As reported	4.14%	4.12%	4.16%	4.24%	4.05%
Impact of purchase accounting	39 bps	42 bps	51 bps	60 bps	51 bps
Accretion of discount on loans ($000's)	8,147	8,343	9,867	12,642	10,541
Non-covered net charge-offs (recoveries) ($000's)	1,442	1,510	(1,312)	2,646	908
Return on average assets (1)	1.19%	1.09%	1.31%	-0.08%	0.94%
Fee income ratio	10.69%	10.79%	10.51%	10.22%	11.33%
Efficiency ratio	63.71%	66.47%	61.32%	60.18%	62.29%
Employees' compensation and benefits ($000's)	36,878	32,442	30,811	31,159	30,810

Broker-Dealer Segment:
Net revenue (6)	95,266	86,479	81,097	114,326	103,633
Employees' compensation and benefits ($000's)	59,535	52,418	52,265	70,169	60,365
Variable compensation expense ($000's)	33,574	26,036	24,594	41,239	35,085
Compensation as a % of net revenue	62.5%	60.6%	64.4%	61.4%	58.2%
Pre-tax margin	10.42%	9.45%	4.44%	16.73%	19.49%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,237,444	3,615,991	2,358,692	2,870,864	3,332,441
Refinancings	416,201	491,384	601,105	732,129	640,064
Total mortgage loan originations - volume	3,653,645	4,107,375	2,959,797	3,602,993	3,972,505
Mortgage loan sales - volume ($000's)	4,015,051	3,526,603	3,185,438	3,791,638	4,002,195
Net gains from mortgage loan sales (basis points)	330	317	333	380	375
Mortgage servicing rights asset ($000's) (7)	68,804	57,373	63,957	54,714	47,766
Employees' compensation and benefits ($000's)	102,025	111,713	91,059	96,257	111,133
Variable compensation expense ($000's) (8)	58,686	66,531	46,292	57,434	64,956

Insurance Segment:
Loss and LAE ratio	54.7%	71.6%	45.3%	24.1%	90.6%
Expense ratio	38.8%	39.5%	39.9%	41.0%	40.4%
Combined ratio	93.5%	111.1%	85.2%	65.1%	131.0%
Employees' compensation and benefits ($000's)	2,595	2,954	3,255	3,418	2,578

(1)

Noted measures during the three months ended December 31, 2017 include estimated non-cash, non-recurring charges to Hilltop Consolidated and Banking Segment results of $28.4 million and $25.7 million, respectively, primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Legislation. Deferred tax asset amounts recorded in December 2017 are final as of September 30, 2018.

(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)	Noted measures during the 2017 periods presented reflect certain category reclassifications within the detailed calculations to conform with the current period presentation.
(4)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for the 2018 periods and 35% federal income tax rate for the 2017 periods. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.2 million, $0.2 million, $0.3 million, $0.6 million, and  $0.6 million, respectively, and for the Banking Segment were $0.2 million, $0.2  million, $0.2 million, $0.4 million, and $0.4 million, respectively.

(5)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(6)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(7)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.
(8)	Noted measure during the 2017 periods presented reflects certain category reclassifications that affect variable compensation expense to conform with the current period presentation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2018	2018	2018	2017	2017
Tier 1 capital (to average assets):
PlainsCapital	11.86%	12.80%	13.01%	12.32%	12.18%
Hilltop	12.40%	12.90%	13.26%	12.94%	12.87%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.88%	14.59%	15.39%	14.47%	14.44%
Hilltop	16.95%	17.61%	18.60%	17.71%	17.66%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.88%	14.59%	15.39%	14.47%	14.44%
Hilltop	17.42%	18.10%	19.11%	18.24%	18.20%
Total capital (to risk-weighted assets):
PlainsCapital	14.63%	15.38%	16.25%	15.29%	15.23%
Hilltop	17.87%	18.58%	19.63%	18.78%	18.71%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Covered Non-Performing Loans Portfolio Data	2018	2018	2018	2017	2017

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	21,323	22,815	20,768	20,878	21,434
Real estate	11,982	18,529	17,971	18,978	17,996
Construction and land development	3,402	569	595	611	626
Consumer	45	49	52	56	63
Broker-dealer	—	—	—	—	—
	36,752	41,962	39,386	40,523	40,119

Non-covered non-performing loans as a % of total non-covered loans	0.44%	0.50%	0.52%	0.51%	0.50%

Non-covered other real estate owned ($000's)	2,662	2,929	2,577	3,883	4,827

Other repossessed assets ($000's)	99	168	246	323	437

Non-covered non-performing assets ($000's)	39,513	45,059	42,209	44,729	45,383

Non-covered non-performing assets as a % of total assets	0.29%	0.33%	0.32%	0.33%	0.34%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	80,664	74,060	77,590	85,113	45,134

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,086	1,111	1,123	1,150	1,163

	Three Months Ended September 30,
	2018			2017
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,718,410	$20,409	4.75%	$1,787,119	$18,469	4.13%
Loans held for investment, gross (1)	6,767,004	93,126	5.41%	6,290,685	84,077	5.26%
Investment securities - taxable	1,625,368	11,964	2.94%	1,538,890	10,191	2.65%
Investment securities - non-taxable (2)	250,042	1,950	3.12%	229,089	2,032	3.54%
Federal funds sold and securities purchased under agreements to resell	202,274	956	1.87%	139,398	284	0.81%
Interest-bearing deposits in other financial institutions	379,160	1,915	2.00%	477,904	1,514	1.26%
Securities borrowed	1,550,902	16,346	4.12%	1,548,039	11,404	2.88%
Other	89,718	1,879	8.33%	87,281	1,536	7.00%
Interest-earning assets, gross (2)	12,582,878	148,545	4.66%	12,098,405	129,507	4.23%
Allowance for loan losses	(61,736)			(61,243)
Interest-earning assets, net	12,521,142			12,037,162
Noninterest-earning assets	1,299,974			1,311,454
Total assets	$13,821,116			$13,348,616

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,608,748	$12,353	0.87%	$5,350,959	$6,841	0.51%
Securities loaned	1,415,231	13,984	3.92%	1,398,922	8,935	2.53%
Notes payable and other borrowings	1,720,823	11,648	2.68%	1,781,498	8,188	1.81%
Total interest-bearing liabilities	8,744,802	37,985	1.72%	8,531,379	23,964	1.11%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,538,833			2,290,151
Other liabilities	602,983			627,907
Total liabilities	11,886,618			11,449,437
Stockholders’ equity	1,918,977			1,896,838
Noncontrolling interest	15,521			2,341
Total liabilities and stockholders' equity	$13,821,116			$13,348,616

Net interest income (2)		$110,560			$105,543
Net interest spread (2)			2.94%			3.12%
Net interest margin (2)			3.49%			3.46%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the three months ended September 30, 2018 and 35% federal income tax rate for the three months ended September 30, 2017. The adjustment to interest income was $0.2 million and $0.6 million for the three months ended September 30, 2018 and 2017, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  October 26, 2018. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review third quarter 2018 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At September 30, 2018, Hilltop employed approximately 5,300 people and operated approximately 450 locations in 44 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions, expected tax impacts, strategic acquisitions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases.  For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.